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                                  EXHIBIT 2(a)

                       SPECIMEN COMMON STOCK CERTIFICATE





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NO. 00000                                                               SHARES


                        LASERMEDIA COMMUNICATIONS CORP.
             INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

THIS CERTIFIES THAT                                           CUSIP 517938 10 6




is the registered holder of

      FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL STOCK OF
                        LASERMEDIA COMMUNICATIONS CORP.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

                                         DATED

                                         COUNTERSIGNED AND REGISTERED
                                         EQUITY TRANSFER SERVICES INC., TORONTO
                                         TRANSFER AGENT AND REGISTRAR



PRESIDENT                SECRETARY       By:
                                            -----------------------------------
                                                             AUTHORIZED OFFICER





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 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL
OFFICE OF EQUITY TRANSFER SERVICES INC, IN TORONTO





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